[PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]



                                February 12, 1998

Las Vegas Sands, Inc.
Venetian Casino Resort, LLC
Lido Intermediate Holding Company, LLC
Mall Intermediate Holding Company, LLC
Grand Canal Shops Mall Construction, LLC
3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

                       Registration Statement on Form S-4
                           Registration No. 333-42147
                       ----------------------------------

Dear Ladies and Gentlemen:

      In connection with the above captioned Registration Statement and the amendments thereto on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

      In this regard, we have reviewed copies of the Registration Statement. We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

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                                                                               2

      The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

      Based upon and subject to the foregoing, the discussion set forth in the Registration Statement under the heading "Certain Federal Income Tax Considerations" constitutes our opinion with respect to such matters.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the heading "Validity of the Notes." In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                              Very truly yours,


                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON